UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2013

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2013, certain subsidiaries of Targa Resources Partners LP (the “Partnership”) entered into a $200 million accounts receivable securitization facility (the “Facility”) pursuant to (i) a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) entered into among Targa Receivables LLC, a bankruptcy-remote special purpose entity that is an indirect wholly-owned subsidiary of the Partnership, as seller (the “SPV”), the Partnership, as initial servicer (the “Servicer”), the conduit purchaser and committed purchasers (together, the “Purchasers”), LC participants and purchaser agents that are parties thereto from time to time and PNC Bank National Association, as Administrator and LC Bank and (ii) a Purchase and Sale Agreement (the “Purchase and Sale Agreement” and collectively with the Receivables Purchase Agreement, the “Agreements”) between Targa Liquids Marketing and Trade LLC, an indirect wholly-owned subsidiary of the Partnership (the “Originator”) and the other originators from time to time party thereto and the SPV.

Under the Purchase and Sale Agreement, the Originator has sold or contributed, and will continue to sell or contribute on an ongoing basis, certain of its trade receivables, together with related security and interests in the proceeds thereof, to the SPV. Under the Receivables Purchase Agreement, the SPV may from time to time in turn sell undivided interests in such trade receivables, together with related security and interests in the proceeds thereof, to the Purchasers.

The Originators, the Servicer and the SPV provide customary representations and covenants under the Agreements. Receivables in the Facility are subject to criteria, limits and reserves. The Receivables Purchase Agreement provides for certain Termination Events, as defined therein, upon the occurrence of which the Administrator may declare the Facility Termination Date, as defined therein, to have occurred.

As of January 10, 2013, there were $141.2 million of trade receivable purchases outstanding under the Facility. The Facility is for an initial 364-day term as may be extended in accordance with the terms of the Receivables Purchase Agreement.

Copies of the Receivables Purchase Agreement and the Purchase and Sale Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K. The foregoing description of the Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Receivables Purchase Agreement and the Purchase and Sale Agreement, each of which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Receivables Purchase Agreement, dated January 10, 2013, by and among Targa Receivables LLC, the Partnership, as initial Servicer, the various conduit purchasers from time to time party thereto, the various committed purchasers from time to time party thereto, the various purchaser agents from time to time party thereto, the various LC participants from time to time party thereto and PNC Bank, National Association as Administrator and LC Bank.

10.2	Purchase and Sale Agreement, dated January 10, 2013, between the originators from time to time party thereto as Originators and Targa Receivables LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC,
its general partner

Dated: January 14, 2013	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Receivables Purchase Agreement, dated January 10, 2013, by and among Targa Receivables LLC, the Partnership, as initial Servicer, the various conduit purchasers from time to time party thereto, the various committed purchasers from time to time party thereto, the various purchaser agents from time to time party thereto, the various LC participants from time to time party thereto and PNC Bank, National Association as Administrator and LC Bank.

10.2	Purchase and Sale Agreement, dated January 10, 2013, between the originators from time to time party thereto as Originators and Targa Receivables LLC.